Exhibit 99.1

Editas Medicine Announces U.S. Patent and Trademark Office Reaffirms its Prior Decision in Favor of the Broad Institute in CRISPR/Cas9 Interference

CAMBRIDGE, Mass., March 27, 2026 – Editas Medicine, Inc. (Nasdaq: EDIT), a pioneering gene editing company focused on developing transformative medicines for serious diseases, today announced that the U.S. Patent and Trademark Office reaffirmed the Patent Trial and Appeal Board’s (PTAB’s) previous decision favoring the Broad Institute in the U.S. patent interference involving specific patents for CRISPR/Cas9 editing in human cells between the University of California, the University of Vienna, and Emmanuelle Charpentier (collectively, CVC) and the Broad Institute, Massachusetts Institute of Technology (MIT), and Harvard University (collectively, Broad).

The patent interference was on remand from the U.S. Court of Appeals for the Federal Circuit (CAFC) following the CAFC’s May 2025 decision to affirm-in-part and vacate-in-part the PTAB’s prior decision. This action by the PTAB is its third favorable decision determining that Broad was the first to invent the use of CRISPR/Cas9 for gene editing in eukaryotic cells, including human cells. CVC retains the right to appeal the decision to the CAFC.

“We are pleased with decision reaffirming Broad’s inventorship priority for CRISPR/Cas9 gene editing,” said Gilmore O’Neill, M.B., M.M.Sc., President and Chief Executive Officer, Editas Medicine. “This outcome reinforces our confidence in our intellectual property as we continue to leverage the power of in vivo gene editing to create transformative medicines for people living with serious diseases. This includes the development of EDIT-401, an experimental, potential best-in-class, one-time therapy that has achieved an unprecedented greater than 90 percent mean LDL cholesterol reduction in non-human primates.”

The CRISPR/Cas9 patents at issue are exclusively licensed to Editas Medicine for the development and commercialization of CRISPR/Cas9-based medicines.

Other in-licensed patents from the Broad Institute, Harvard University, MIT, and other institutions covering CRISPR/Cas9, as well as those in-licensed patents from the Broad Institute and collaborators covering CRISPR/Cas12a, are not at issue in the interference and are unaffected by this decision.

Editas Medicine’s foundational intellectual property includes issued patents covering fundamental aspects of both CRISPR/Cas12a and CRISPR/Cas9 gene editing in all human cells. Additionally, the Company holds a wide range of fundamental intellectual property directed to all the components of its gene editing platform including product-enabling and product-specific intellectual property covering the use of CRISPR/Cas12a and CRISPR/Cas9 for gene editing of human cells in the United States, Australia, Europe, Japan, China, and other jurisdictions.

About Editas Medicine
As a pioneering gene editing company, Editas Medicine is focused on translating the power and potential of CRISPR genome editing systems into a robust pipeline of in vivo medicines for people living with serious diseases around the world. Editas Medicine aims to discover, develop, manufacture, and commercialize transformative, durable, precision in vivo gene editing medicines for a broad class of diseases. Editas Medicine is the exclusive licensee of Broad Institute’s Cas12a patent estate and Broad Institute and Harvard University’s Cas9 patent estates for human medicines. For the latest information and scientific presentations, please visit www.editasmedicine.com.

Forward-Looking Statements
This press release contains forward-looking statements and information within the meaning of The Private Securities Litigation Reform Act of 1995. The words ‘‘anticipate,’’ ‘‘believe,’’ ‘‘continue,’’ ‘‘could,’’ ‘‘estimate,’’ ‘‘expect,’’ ‘‘intend,’’ ‘‘may,’’ ‘‘plan,’’ ‘‘potential,’’ ‘‘predict,’’ ‘‘project,’’ ‘‘target,’’ ‘‘should,’’ ‘‘would,’’ and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. The Company may not actually achieve the plans, intentions, or expectations disclosed in these forward-looking statements, and you should not place undue reliance on these forward-looking statements. Actual results or events could differ materially from the plans, intentions and expectations disclosed in these forward-looking statements as a result of various important factors, including: uncertainties inherent with litigation, including patent interference proceedings; and uncertainties inherent in the initiation, timing, progress, and results of preclinical studies and clinical trials. These and other risks are described in greater detail under the caption “Risk Factors” included in the Company’s most recent Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as updated by the Company’s subsequent filings with the Securities and Exchange Commission, and in other filings that the Company may make with the Securities and Exchange Commission in the future. Any forward-looking statements contained in this press release speak only as of the date hereof, and the Company expressly disclaims any obligation to update any forward-looking statements, whether because of new information, future events or otherwise.

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